EXHIBIT 99.1

Scott A. Graeff Named President and CEO
of Luna Innovations

(ROANOKE, Va., October 23, 2017) – Luna Innovations Incorporated (NASDAQ: LUNA), today announced that its board of directors has appointed Scott Graeff as the company’s president and chief executive officer effective immediately. Graeff, who has been serving as chief strategy officer, treasurer and secretary, replaces My Chung, who has retired from the company. Graeff will also join the board of directors.
Graeff joined Luna in August 2003. Throughout his tenure, he has held various positions, including chief operating officer, chief financial officer and chief commercialization officer. In these roles, Graeff assumed the leadership role for numerous significant events in Luna’s history, including its initial public offering, the sale of the fiber optic shape sensing technology to Intuitive Surgical, Inc., the merger with Advanced Photonix, Inc., and most recently, as the acting general manager of the Picometrix Division, the sale of the high-speed optical receivers business to MACOM Technology Solutions Holdings, Inc.
"From the time I joined Luna I’ve been fortunate to have worked with exceptional people across the organization,” Chung said. “Together we positioned the company for future success. I am pleased to hand over leadership responsibilities to Scott.”
“I have worked closely with Scott since joining the Luna board in 2005 and I am confident he will provide the leadership and continuity for our continued success,” added Richard Roedel, chairman of the board.
“I am very proud and excited to have this opportunity to lead Luna and to continue to execute our growth strategy and guide this company over the long term through the ever-evolving landscape in the fast-paced optical technology industry,” Graeff said. “With industry-leading products and dedicated employees, we are well-positioned to expand our operations and improve our operating results. And as we transition seamlessly to new leadership, I would also like to thank My for his many contributions to our success and wish him all the best in his retirement.”
About Luna:

Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements:

EXHIBIT 99.1

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the company’s expectations Luna’s growth strategy, the expansion of its operations and its future operating performance. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com